                                                                   Exhibit 3.4

                        AMENDED AND RESTATED BY-LAWS
                                     OF
                   ADVANCED TECHNOLOGY LABORATORIES, INC.


                                  ARTICLE I

                                   Offices

SECTION 1.  Registered office

     The registered office of the Corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

SECTION 2.  Other Offices

     The Corporation may also have offices at other places either within or without the State of Delaware.

                                 ARTICLE II

                          Meetings of Stockholders

SECTION 1.  Annual Meetings

     The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated in the notice thereof given by or at the direction of the Board of Directors.

SECTION 2.  Special Meetings

     Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by, and shall be held at such place, date and hour as shall be designated by (i) holders of two-thirds or more of the voting power of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), (ii) the Chairman of the Board, (iii) the President or (iv) a majority of the total number of Directors.

SECTION 3.  Notice of Meetings

     Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a Special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the Stockholders need not be given. Notice of any meeting of stockholder shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the notice required by this
Section 3.

SECTION 4.  List of Stockholders

     It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholder entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the place within the city where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5.  Quorum

     At each meeting of the stockholder, except as otherwise expressly required by law or by the Certificate of Incorporation, stockholders holding one-third of the shares of stock of the Corporation issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as Secretary of, such meeting may adjourn such meeting from time to time until stockholder holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6.  Organization

     At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

     (a)  the Chairman of the Board;

     (b)  the President;

     (c) any other officer of the Corporation designated by the Board or the Executive Committee to act as chairman of such meeting and to preside thereat if the Chairman of the Board and the President shall be absent from such meeting; or

     (d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholder present in person or by proxy and entitled to vote thereat. The Secretary, or, if he shall be presiding over the meeting in accordance with the provisions of this Section, or, if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 7.  Order of Business

     (a)  Annual Meetings.  At an annual meeting of the stockholders, only such
          ---------------
business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder in accordance with the procedure set forth
below.   Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by certified or registered United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of the Originally Scheduled Date (as such term is defined below) of such meeting; provided, however, that if such annual meeting of stockholders is held on a date
- --------  -------
earlier than the first Tuesday in May, such written notice must be given within 10 days after the first public disclosure (which may be by a public filing by the Corporation with the Securities and Exchange Commission) of the Originally Scheduled Date of the annual meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-Laws of the Corporation, the language of the proposed amendment, (B) the name and address of the stockholder proposing such business, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (D) any direct or indirect material interest of the stockholder in such business.
No business shall be conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedure. For purposes of these By-Laws, the "Originally Scheduled Date" of any meeting of stockholders shall be the date such meeting is scheduled to occur in the notice of such meeting first given to stockholders regardless of whether such meeting is continued or adjourned and regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed.

     (b)  Special Meetings.  At a special meeting of the stockholder, only such
          ----------------
business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting in accordance with
Section 2 of this Article II shall come before such meeting.

SECTION 8.  Voting

     Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation:

     (a) on the date fixed pursuant to the provisions of Section 5 of Article VIII of these By-Laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting, or

     (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor considered as issued and outstanding for the purposes of determining whether a quorum exists. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled thereto in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, these By-Laws or by law, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

                                 ARTICLE III

                             Board of Directors


SECTION 1.  General Powers

     The business and affairs of the Corporation shall be managed by the Board.

SECTION 2.  Number, Term of Office and Election

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the number of directors which shall constitute the whole Board shall be eight but by vote of a majority of the entire Board the number thereof may be increased without limit, or decreased to not less than three, by amendment of this section 2.

     Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

     Directors need not be stockholders of the Corporation.

     Except as otherwise expressly provided in the Certificate of Incorporation, at each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

SECTION 3.  Notification of Nominations

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of the Originally Scheduled Date (as such term is defined in Section 7 of Article II of these By-Laws) of such meeting (provided that if such annual meeting of stockholder is held on a date earlier than the first Tuesday in May, such written notice must be given within 10 days after the first public disclosure (which may be by a public filing by the Corporation with the Securities and Exchange Commission) of the Originally Scheduled Date of the annual meeting), and (ii) with respect to an election to be held at a special meeting of stockholder for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 4.  Resignation, Removal and Vacancies

     (a)  Resignation.  Any director may resign at any time by giving written
          -----------
notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     (b)  Vacancies.  Subject to the rights of the holders of any class or
          ---------
series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, in case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filed may be elected by a majority of the directors of the Corporation then in office though less than a quorum or by a sole remaining director.

SECTION 5.  Meetings

     (a)  Annual Meetings.  As soon as practicable after each annual election of
          ---------------
directors, the Board shall meet for the purpose of organization and the transaction of other business.

     (b)  Regular Meetings.  Regular meetings of the Board shall be held at such
          ----------------
times and places as the Board shall from time to time determine. Notices of regular meetings need not be given.

     (C)  Special Meetings.  Special meetings of the Board shall be held
          ----------------
whenever called by the Chairman of the Board, the President or three directors. The Secretary shall give notice to each director of each such special meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days or, in the case of overnight mail, two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board.

     (d)  Place of Meeting.  The Board may hold its meetings at such place or
          ----------------
places within or without the State of Delaware as the Board may from time to time by resolution determine or, in the absence of such determination, as shall be designated in the respective notices or waivers of notice thereof as directed by the person or persons calling such meeting.

     (e)  Quorum and Manner of Acting.  A majority of the directors then in
          ---------------------------
office shall be present in person or by means of conference telephone or similar communications equipment as permitted by the Delaware Corporation Law at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting provided that such majority shall be no less than one-third of the total number of directors. The affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-Laws and except that the Board may pass any resolution or take any action by unanimous written consent as permitted by the Delaware Corporation Law. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

     (f)  Organization.  At each meeting of the Board, one of the following
          ------------
shall act as chairman of the meeting and preside thereat, in the following order of precedence:

          (i)   the Chairman of the Board;

          (ii)  the President; or

          (iii) any director chosen by a majority of the directors present thereat.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

SECTION 6.  Compensation

     Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                 ARTICLE IV

                                 Committees


SECTION 1.  Executive Committee

     (a)  Designation and Membership.  The Board may, by resolution passed by a
          --------------------------
majority of the whole Board, designate an Executive Committee consisting of the Chairman of the Board, the President, a Chairman of the Executive Committee (who may be the Chairman of the Board or President) and such additional number of directors as the Board shall appoint. Vacancies may be filled by the Board at any time and any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board.

     (b)  Factions and Powers.  The Executive Committee, subject to any
          -------------------
limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, the powers of the Board in the management of the business and affairs of the Corporation, provided that neither the Executive Committee nor any other committee may exercise the power of the Board to act upon matters requiring a vote thereof greater than a majority of directors present at a meeting at which a quorum is in attendance. At each meeting of the Board, the Executive Committee shall make a report of all action taken by it since its last report to the Board.

     (c)  Meetings.  The Executive Committee shall meet as often as may be
          --------
deemed necessary and expedient at such times and places as shall be determined by the Executive Committee or the Board of Directors. The Secretary shall give notice to each member of the Executive Committee of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each member of the Executive Committee, addressed to him at his residence or usual place of business, at least five days or, in the case of overnight mail, two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Executive Committee shall not be required to be given to any member of the Executive Committee who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the notice required by this paragraph (c).

SECTION 2.  Quorum and Manner of Acting

     A majority of the Executive Committee present in person or by means of conference telephone or similar communications equipment as permitted by the Delaware Corporation Law shall constitute a quorum, and the vote of a majority of members of the Executive Committee present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee except that the Executive Committee may pass any resolution or take any action by unanimous written consent as permitted by the Delaware Corporation Law. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and, in his absence, the Executive Committee may appoint any other member of the Executive Committee to preside.

SECTION 3.  Other Committees

     The Board may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution.

                                  ARTICLE V

                                  Officers

SECTION 1.  Election and Appointment and Term of office

     (a)  Officers.  The officers of the Corporation shall be a Chairman of the
          --------
Board, a President, a Chairman of the Executive Committee, such number of Vice Presidents (including any Executive and/or Senior Vice Presidents) as the Board may determine from time to time, a Treasurer and a Secretary. Each such officer shall be elected by the Board at its annual meeting and shall hold office until the next annual meeting of the Board and until his successor is elected and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

     (b)  Additional Officers.  The Board may elect or appoint such other
          -------------------
officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary, who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.  Resignation, Removal and Vacancies

     Any officer may resign at anytime by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective. All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

SECTION 3.  Duties and Functions

     (a)  Chairman of the Board.  The Chairman of the Board shall be the chief
          ---------------------
executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation and shall have the direction of all other officers, agents and employees. He shall preside at all meetings of the Board of Directors and of the stockholders at which he is present. The Chairman may delegate such duties to the other officers of the Corporation as he deems appropriate.

     (b)  President.  The President shall be the chief operating officer of the
          ---------
Corporation and shall report to the Chairman of the Board. He shall preside at meetings of the Board of Directors and of the stockholders at which he is present in the absence of the Chairman of the Board.

     (c)  Chairman of the Executive Committee.  The Chairman of the Executive
          -----------------------------------
Committee shall preside at all meetings of the Executive Committee at which he is present.

     (d)  Vice Presidents.  Each Vice President shall have such powers and
          ---------------
duties as shall be prescribed by the Chairman of the Board or the Board.

     (e)  Treasurer.  The Treasurer shall have charge and custody of and be
          ---------
responsible for all funds and securities of the Corporation.

     (f)  Secretary.  The Secretary shall keep the records of all meetings of
          ---------
the stockholders and of the Board and the Executive Committee. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).

                                 ARTICLE VI

                     Contracts, Deposits, Proxies, Etc.

SECTION 1.  Execution of Documents

     The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 2.  Deposits

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

SECTION 3.  Proxies in Respect of Stock or Other Securities of Other
            Corporations

     The Board shall designate the officer of the Corporation who shall have authority to from time to time appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other secrets in any other corporation and to vote or consent in respect of such stock or securities. Such designated officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

                                 ARTICLE VII

                              Books and Records

     The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                ARTICLE VIII

                Shares and Their Transfer; Fixing Record Date

SECTION 1.  Certificates for Stock

     Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue.

SECTION 2.  Record

     A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each Such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by applicable law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3.  Transfer of Stock

     Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

SECTION 4.  Lost, Stolen, Destroyed or Mutilated Certificates

     The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board may, in its discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

SECTION 5.  Fixing Date for Determination of Stockholders of Record

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

                                 ARTICLE IX

                                    Seal

     The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1983 Delaware."

                                  ARTICLE X

                                 Fiscal Year

     The fiscal year of the Corporation shall end on the 31st of December in each year.

                                 ARTICLE XI

                               Indemnification

SECTION 1.  Right to Indemnification

     The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or wall serving at
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the request of the Corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 2.  Insurance, Contracts and Funding

     The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section I of this Article XI or incurred by any Indemnitee in connection with any proceeding referred to in Section 1 of this
Article XI, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
Article XI.

SECTION 3.  Indemnification; Not Exclusive Right

     The right of indemnification provided in this Article XI shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article XI shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article XI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article XI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 4.  Advancement of Expenses; Procedures; Presumptions and
            Effect of Certain Proceedings; Remedies

     In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article XI:

     (a)  Advancement of Expenses.  All reasonable expenses incurred by or on
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behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the indemnitee
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requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article XI.

     (b)  Procedure for Determination of Entitlement to Indemnification.
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          (i)     To obtain indemnification under this Article XI, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnity's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting
          Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

          (ii)    The Indemnity's entitlement to indemnification under this
          Article XI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or
          (D) as provided in Section 4(c).

          (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
          Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have
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          occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

     (c)  Presumptions and Effect of Certain Proceedings.  Except as otherwise
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expressly provided in this Article XI, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article XI upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the
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right of the Indemnitee to indemnification or create a presumption that the
Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (d)  Remedies of Indemnitee.
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          (i)    In the event that a determination is made pursuant to
          Section 4(b) that the Indemnitee is not entitled to indemnification under this Article XI, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnity's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or
          (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the
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          Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change of Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article XI.
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          (ii)    If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or 4(c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (C) advancement of expenses is not timely made pursuant to Section 4(a) or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or 4(c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a
          "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

          (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this
          Section 4(d) that the procedures and presumptions of this Article XI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article XI.

          (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this
          Article XI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in
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          connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)  Definitions.  For purposes of this Section 4:
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          (i)    "Change in Control" means a change in control of the
          Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall "be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

          (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this
          Article XI. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware,
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          would have a conflict of interest in representing either the
          Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article XI.

SECTION 5.  Severability

     If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                 ARTICLE XII

                                 Amendments

     These By-Laws may be altered or repealed only in accordance with Article EIGHTH of the Certificate of Incorporation of the Corporation.


7/16/93